UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2016

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events.

On October 28, 2016, HNI Corporation entered into a prearranged share repurchase plan (the “Repurchase Plan”) to purchase up to 846,000 shares of the Corporation’s common stock during the period from November 14, 2016 through June 9, 2017. The Repurchase Plan is intended, in part, to offset dilution created by equity grants to HNI members. Purchases will be administered by an independent third party broker and are intended to qualify for the safe harbors under Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Repurchase Plan is subject to certain price, market and volume constraints specified in the Repurchase Plan. The shares will be purchased pursuant to the Corporation’s previously announced share repurchase program approved by the Corporation's Board of Directors on November 7, 2014. The Repurchase Plan may be extended, suspended, discontinued or supplemented with other repurchase plans at any time without notice, in accordance with law and the provisions of the Repurchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	November 1, 2016	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary